SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 11, 2005
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                               Clarus Corporation
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             (Exact name of registrant as specified in its charter)

        Delaware                      0-24277                    58-1972600
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

One Landmark Square, 22nd Floor, Stamford Connecticut             06901
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     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (203) 428-2000
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                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

(b)   Resignation of Directors.

On April 11, 2005, Mr. Stephen P. Jeffery resigned as a member of the Board of Directors of Clarus Corporation (the "Registrant"). Mr. Jeffery's resignation was the result of his stated desire to devote more time to other business interests and not the result of any disagreement with the Registrant or the Board of Directors.

In connection with Mr. Jeffery's resignation and in consideration of his past service to the Registrant, the Board of Directors accelerated the vesting of the last 20,000 tranche of a 60,000 stock option award grant to purchase shares of the Registrant's common stock so that such options are immediately exercisable by Mr. Jeffery instead of exercisable after December 6, 2005. The Board of Directors also extended the period that options held by him to purchase 60,000 shares of the Registrant's common stock would remain exercisable, from July 11, 2005 to December 6, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2005

CLARUS CORPORATION

By: /s/ Nigel P. Ekern
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        Nigel P. Ekern,
        Chief Administrative Officer